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                                                                 EXHIBIT 23.01






INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement No.
33-62198 of Cardinal Distribution, Inc. on Form S-3 and Registration Statements No. 33-20895, as amended, No. 33-38021, No. 33-38022 and No. 33-42357 of
Cardinal Distribution, Inc. on Form S-8 of our report dated February 10, 1994, appearing in this Current Report on Form 8-K of Cardinal Health, Inc. (formerly known as Cardinal Distribution, Inc.) dated February 11, 1994.




/s/ DELOITTE & TOUCHE


DELOITTE & TOUCHE



Columbus, Ohio

February 10, 1994